EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

I consent to the use in this Registration Statement on Form 20-F (Amendment #4) of my audit report dated April 12, 2002 to the audited financial statements of Seabridge Resources Inc. for the years ended December 31, 2001 and 2000 and the reference to my firm under the caption ‘Statement By Experts’ in this Registration Statement.

“G. Ross McDonald”  (signed)

G. ROSS MCDONALD

Chartered Accountant

Suite 1402

543 Granville Street

Vancouver, B.C.

Canada V6C 1X8

December 19, 2003